UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2006
ASHWORTH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14547 (Commission File Number)	84-1052000 (IRS Employer Identification No.)

2765 Loker Avenue West Carlsbad, California (Address of principal executive offices)		92010 (Zip Code)
Registrant’s telephone number, including area code: (760) 438-6610
N/A
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Agreement as to Ashworth, Inc. Executive Employment Agreement with Randall L. Herrel, Sr.
     In connection with certain Board and management changes (described below in Item 8.01), on September 12, 2006, Ashworth, Inc. (the “Company”) and Randall L. Herrel, Sr., the Company’s Chief Executive Officer, entered into the Agreement as to Ashworth, Inc. Executive Employment Agreement with Randall L. Herrel, Sr. (the “Herrel Agreement”), which amends and confirms certain understandings regarding the Second Amended and Restated Executive Employment Agreement dated February 28, 2006 between the Company and Mr. Herrel (the “Employment Agreement”). The Herrel Agreement provides for, among other matters, (1) Mr. Herrel’s confirmation that he will no longer be Chairman of the Board of Directors or President, and (2) continued service as Chief Executive Officer until such service is scheduled to terminate automatically on October 17, 2006, unless earlier terminated pursuant to the Herrel Agreement. Concurrent with the Herrel Agreement, Mr. Herrel submitted a letter of resignation (the “Resignation Letter”), which confirmed that Mr. Herrel’s resignation of all employment and Director positions effective October 17, 2006 was not a result of any material disagreement with the Company as to its operations, policies or practices.
     If Mr. Herrel’s employment terminates on October 17, 2006 in accordance with the Resignation Letter or if he resigns earlier for Constructive Discharge (as defined in the Herrel Agreement), Mr. Herrel will receive (1) severance compensation in a cash amount equal to $629,349, (2) immediate vesting of all outstanding stock options upon termination, which will remain exercisable for two years after the date of termination, provided, however, that no option can be exercised beyond its original expiration date, (3) certain employee and other benefits for one year after the date of termination, including medical, dental, life and disability insurance, an automobile allowance of $1,250 per month, monthly dues for a country club membership (but not for any special assessments), and an Ashworth ® clothing allowance up to $100 per month, and (4) reimbursement for accrued but unpaid vacation and out-of-pocket business expenses reimbursable under the Employment Agreement.
     If Mr. Herrel is terminated without Cause (as defined in the Herrel Agreement) or by death or disability prior to October 17, 2006, then Mr. Herrel will receive (1) severance compensation in a cash amount equal to $608,973 plus $582 per each calendar day that Mr. Herrel is employed by the Company after September 12, 2006 (including weekends and holidays) until the date of his termination, (2) immediate vesting of all outstanding stock options upon termination, which will remain exercisable for two years after the date of termination, provided, however, that no option can be exercised beyond its original expiration date, (3) certain employee and other benefits for one year after the date of termination, including medical, dental, life and disability insurance, an automobile allowance of $1,250 per month, monthly dues for a country club membership (but not for any special assessments), and an Ashworth clothing allowance up to $100 per month, and (4) reimbursement for accrued but unpaid vacation and out-of-pocket business expenses reimbursable under the Employment Agreement.
     If Mr. Herrel is terminated prior to October 17, 2006, either for Cause by the Company or because Mr. Herrel resigns earlier for any reason other than Constructive Discharge (as defined in the Herrel Agreement), then the amount (if any) of severance compensation and benefits shall be determined in accordance with the relevant provisions of the Employment Agreement.
     A copy of the Herrel Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference into this Item 1.01.
Increase in Chairman Compensation
     In connection with the appointment of James B. Hayes as the (non-executive) Chairman of the Board (described below in Item 8.01) and in recognition of the time commitment associated with this position, Mr. Hayes will receive aggregate cash compensation for all services as Chairman of the Board and as a Director of $50,000 per quarter, payable in monthly installments, and quarterly grants of stock options to purchase 5,000 shares (in addition to the option grants to all non-employee Directors) with an exercise price of 100% of fair market value on the date of grant and vesting on a daily basis over the three months after the date of grant, with the first grant of such options being made on September 12, 2006.

Agreement with Peter M. Weil
     Concurrent with his appointment to the Office of the Chairman (described below in Item 8.01), Peter M. Weil, who is currently a Director of the Board, entered into an agreement with the Company whereby Mr. Weil will provide expertise and counsel on corporate management and operations and decision-making within the Office of the Chairman (the “Weil Agreement”) on an at-will basis. All assignments under the Weil Agreement must be approved by mutual agreement of Mr. Weil and either the Chairman of the Board or the Board. In consideration of the essentially full-time commitments associated with the duties under the Weil Agreement, as well as his continuing duties as Director, Mr. Weil will receive a cash retainer of $30,000 per month and a non-qualified stock option grant to purchase 25,000 shares with an exercise price equal to 100% of fair market value of the stock on the grant date and vesting over a three-month period on a daily basis. If the Weil Agreement is not terminated earlier, an option grant to purchase 25,000 shares with comparable terms and conditions shall be made on each three-month anniversary of September 12, 2006. Vesting shall cease upon termination of the Weil Agreement, and the options will be exercisable for a period of five years after the grant date. The options granted pursuant to the Weil Agreement are in addition to, and not in lieu of, options grants to Mr. Weil for his continuing service on the Board. Mr. Weil will not receive a separate cash retainer or per Board meeting fees for his continuing service as Director of the Board. Provided that he submits verification of expenses as the Company may reasonably require, Mr. Weil shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with the performance of his services under the Weil Agreement.
     A copy of the Weil Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference into this Item 1.01.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Resignation of Randall L. Herrel, Sr.
     As disclosed under Item 1.01 herein, under the terms of the Herrel Agreement, Mr. Herrel no longer serves as Chairman of the Board or President of the Company effective as of September 12, 2006 and will serve as Chief Executive Officer until such service automatically terminates on October 17, 2006, unless earlier terminated pursuant to the Herrel Agreement. On October 17, 2006, and in accordance with the Resignation Letter, all of Mr. Herrel’s employment and Director positions shall be terminated.
Appointment of Gary I. “Sims” Schneiderman
     Effective September 12, 2006, Gary I. “Sims” Schneiderman was appointed President of the Company. Mr. Sims was previously Executive Vice President of Sales, Marketing and Customer Service of the Company. Biographical information regarding Mr. Sims, the material terms of Mr. Sims’ existing employment agreement with the Company and any other information required by Item 5.02(c)(2) of Form 8-K are set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 26, 2006. Such information is incorporated herein by reference into this Item 5.02.
Item 8.01 Other Events.
     On September 12, 2006, the Company announced in a press release (the “Press Release”) that the Board of Directors appointed James B. Hayes as the new Chairman of the Board effective immediately, replacing Mr. Herrel. Mr. Hayes has been a Director of the Board since 2004.
     The Company also announced in the Press Release that, in order to assist in the executive transition process, the Board approved the establishment of the new Office of the Chairman, which will report directly to the Chairman of the Board. Initially, the Board has determined that the members of the Office of the Chairman will be Mr. Herrel and Mr. Weil. Upon Mr. Herrel’s departure, Mr. Sims and Winston E. Hickman, the Company’s Chief Financial Officer, shall also become members of the Office of the Chairman.
     In addition, the Company announced in the Press Release that the Company intends to begin the search for a new CEO immediately.
     A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:

Exhibit
Number	Reference
10.1	Agreement as to Ashworth, Inc. Executive Employment Agreement with Randall L. Herrel, Sr. effective September 12, 2006
10.2	Peter Weil Agreement effective September 12, 2006
99.1	Press release dated September 12, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ashworth, Inc.
Date: September 13, 2006	/s/ Winston E. Hickman
(Signature)

Name: Winston E. Hickman Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement as to Ashworth, Inc. Executive Employment Agreement with Randall L. Herrel, Sr. effective September 12, 2006
10.2	Peter Weil Agreement effective September 12, 2006
99.1	Press release dated September 12, 2006